SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_| Preliminary Proxy Statement
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                          FOODARAMA SUPERMARKETS, INC.
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

|X| $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2).
|_| $500 per each party to the controversy pursuant to
    Exchange Act Rule 14a-6(i)(3).
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

___________
*Set forth the amount on which the filing fee is calculated and state how it was determined.

                          FOODARAMA SUPERMARKETS, INC.

                                 922 Highway 33

                               Building 6, Suite 1

                               Howell, New Jersey


                            -------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 1, 1996
                            -------------------------

     The Annual Meeting of Shareholders (the "Meeting") of Foodarama Supermarkets, Inc. (the "Company") will be held at the offices of the Company, 922 Highway 33, Building 6, Suite 1, Howell, New Jersey, on May 1, 1996 at 10:30 A.M. (local time), for the following purposes:

     1.   To elect a Board of four Directors; and

     2. To transact such other business as may properly come before the Meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on April 9, 1996 as the record date for determining the shareholders entitled to notice of and to vote at the Meeting or any adjournment thereof. A list of shareholders as of the record date will be available to shareholders at the Meeting.

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. SHAREHOLDERS WHO DO NOT EXPECT TO BE ABLE TO ATTEND THE MEETING ARE REQUESTED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU CAN BE PRESENT AT THE MEETING.

                                            By Order of the Board of Directors,



                                            /s/ RICHARD J. SAKER
Howell, New Jersey                              Richard J. Saker,
April 9, 1996                                   Secretary

                          FOODARAMA SUPERMARKETS, INC.

                                 922 Highway 33

                               Building 6, Suite 1

                               Howell, New Jersey

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------


                               GENERAL INFORMATION

     This Proxy Statement and the accompanying form of proxy are being mailed to shareholders of Foodarama Supermarkets, Inc. (the "Company") in connection with the solicitation, by and on behalf of the management of the Company, of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the offices of the Company, 922 Highway 33, Building 6, Suite 1, Howell, New Jersey, on May 1, 1996 at 10:30 A.M. (local time) and at all postponements or adjournments thereof.

     The securities entitled to vote at the Annual Meeting consist of shares of Common Stock of the Company with each share of Common Stock entitling its owner to one vote on an equal basis. The number of outstanding shares of Common Stock on April 9, 1996 was 1,118,150. Only shareholders of record on the books of the Company at the close of business on that date will be entitled to vote at the meeting. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the meeting. The affirmative vote of a plurality of the shares present in person or represented by proxy and entitled to vote is required for the election of Directors. The proxy card provides space for a shareholder to withhold votes for any or all nominees for the Board of Directors. All votes will be tabulated by the inspector of election appointed for the Annual Meeting who will separately tabulate affirmative votes, authority withheld for any nominee for Director and any abstentions or broker non-votes. Authority withheld will be counted toward the tabulation of total votes cast in the election of Directors and will have the same effect as a negative vote. Any proxy submitted and containing an abstention or a broker non-vote is not counted as a vote cast on any matter to which it relates and will only be counted for purposes of determining whether a quorum is present at the meeting.

     All shares of Common Stock represented by properly executed proxies will be voted at the Annual Meeting, unless such proxies have previously been revoked. Unless otherwise instructed, the shares of Common Stock represented by such proxies will be voted "for" the election of management's nominees for directors. Management does not know of any other matter to be brought before the Annual Meeting, but it is intended that, as to any such other matter, votes may be cast pursuant to the proxies in accordance with the judgment of the person or persons acting thereunder.

     The Company's address is 922 Highway 33, Building 6, Suite 1, Howell, New Jersey and its telephone number is (908) 462-4700. The notice, proxy statement and enclosed form of proxy are being mailed to shareholders on or about April 9, 1996.

     Any shareholder who executes and delivers a proxy may revoke it at any time prior to its use by (a) delivering written notice of such revocation to the Secretary of the Company at its offices; (b) delivering to the Secretary of the Company a duly executed proxy bearing a later date; or (c) appearing at the Annual Meeting and requesting the return of his or her proxy.

     YOU ARE REQUESTED TO COMPLETE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE.

                  FOODARAMA SUPERMARKETS, INC. AND SUBSIDIARIES
================================================================================
PRINCIPAL
SHAREHOLDERS

The following table shows, as of April 9, 1996, the persons known to the Company who owned directly or beneficially more than 5% of the outstanding Common Stock of the Company:

                                                      Amount
                                                   Beneficially    Percent of
                 Name of Beneficial Owner              Owned          Class
                 ------------------------          ------------    ----------
Joseph J. Saker (1) (2) (3)........................   346,376         31.0
Estate of Mary Saker (1) (3).......................    73,296          6.6
Richard J. Saker (1) (2)...........................    78,539          7.0
Dimensional Fund Advisors, Inc. (4)................    60,300          5.4
Horsburgh Carlson Investment Management, Inc. (5)..    77,400          6.9
Arthur N. Abbey (6)................................   105,200          9.4
- --------------

(1) The address of the foregoing person is c/o Foodarama Supermarkets, Inc., 922 Highway 33, Building 6, Suite 1, Freehold, New Jersey 07728.

(2) Includes 10,428 shares held by his wife and 36,648 shares willed to him by Mary Saker. Does not include an aggregate of 135,967 shares owned by Richard J. Saker and the other children of Joseph Saker in their own names, of which Mr. Joseph J. Saker disclaims beneficial ownership.

(3) Mary Saker, deceased, was the mother of Joseph J. Saker. One-half or 36,648 of her shares have been willed to Joseph J. Saker.

(4) The address of Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is 1299 Ocean Avenue, Suite 650, Santa Monica, California 90401. Based upon a copy of Amendment No. 4 to Schedule 13G signed on February 9, 1994 and filed with the Securities and Exchange Commission, Dimensional is deemed to have beneficial ownership of 60,300 shares, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc. (the "Fund"), a registered open-end investment company, or the DFA Group Trust, an investment vehicle for qualified employee benefit plans, both of which Dimensional serves as investment manager. Dimensional has sole voting power with respect to 34,400 shares and persons who are officers of Dimensional also serve as officers of the Fund and in such capacity such persons vote the remaining 25,900 shares. Dimensional disclaims beneficial ownership of all such shares.

(5) The address of Horsburgh Carlson Investment Management, Inc. is 675 Third Avenue, New York, New York 10017. Based upon a copy of Schedule 13G signed on April 10, 1995 and filed with the Securities and Exchange Commission on April 17, 1995, Horsburgh Carlson has shared voting power with several investment advisory clients with respect to 77,400 shares.

(6) The address of Arthur N. Abbey is 212 East 39th Street, New York, N.Y. 10016. Based upon a copy of schedule 13D signed on July 5, 1995 and filed with the Securities and Exchange Commission on July 5, 1995, Mr. Abbey has sole voting power.

                  FOODARAMA SUPERMARKETS, INC. AND SUBSIDIARIES
================================================================================
SECURITIES OWNED
BY MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of April 9, 1996, by each director of the Company, the executive officers of the Company on such date and the executive officers and directors as a group. Except as set forth in the footnotes to this table, the shareholders have sole voting and investment power over such shares.


                                                                          Amount
                                                                       Beneficially    Percent of
                       Name of Beneficial Owner                            Owned          Class
                       ------------------------                        ------------    ----------
Joseph J. Saker (1) (2).............................................      346,376         31.0
Richard J. Saker (1) (2)............................................       78,539          7.0
Albert A. Zager (1).................................................        1,500            *
Charles T. Parton (1)...............................................        1,750            *
Michael Shapiro(1)..................................................        2,000            *
Emory A. Altobelli (1)..............................................           --
Carl L. Montanaro (1)...............................................           15            *
Robert V. Spires (1) ...............................................          500            *
Joseph C. Troilo (1) (3) ...........................................        1,652            *
Directors and Executive Officers as a group (9 persons) (2)(3)(4)...      432,332         38.7

(*)  Less than one percent.

(1) The address of the foregoing person is c/o Foodarama Supermarkets, Inc., 922 Highway 33, Building 6, Suite 1, Freehold, New Jersey 07728.

(2) Includes 10,428 shares held by his wife and 36,648 shares willed to him by Mary Saker. Does not include an aggregate of 135,967 shares owned by Richard J. Saker and the other children of Joseph Saker in their own names, of which Mr. Joseph J. Saker disclaims beneficial ownership.

(3) Does not include an aggregate of 250 shares held by Mr. Troilo's wife and son, of which shares he disclaims beneficial ownership.

(4)  Of the 432,332 shares, 428,165 are owned by the directors of the Company.

On February 16, 1993, the Company sold to Wakefern Food Corporation ("Wakefern") 136,000 shares of 8% Cumulative Convertible Preferred Stock (the "Preferred Stock") par value of $12.50 per share for a total of $1,700,000. The Preferred Stock, which is non-voting, is redeemable at any time in whole or in part at its par value plus accrued and unpaid dividends, and must be redeemed at such price by June 8, 1999 or earlier in the event of a "change of control" as defined or other specified extraordinary events. The dividend rate of the Preferred Stock increases at the rate of 2% per annum beginning in March, 1996. Unpaid dividends are cumulative and compound from the date of issuance of the Preferred Stock, and no dividends may be paid on the Common Stock unless the Registrant is current in payment of dividends on the Preferred Stock. As of October 28, 1995, cumulative dividends on the Preferred Stock, that have not been declared, are in arrears in the amount of approximately $395,000. The Preferred Stock is convertible at any time after March 31, 1996 into shares of the Common Stock of the Company, at the then market value of such Common Stock, at a conversion value of $12.50 per share of Preferred Stock, with the proviso that no more than 1,381,850 shares (representing the total of the Company's unissued and treasury shares) may be issued on conversion of all of the Preferred Stock. Based on a market price of the Company's Common Stock as of March 31,1996, the Preferred Stock was convertible into a total of 100,000 shares. Because it is possible that the Company may not be in a position to redeem the Preferred Stock prior to the date on which it becomes convertible, the agreement pursuant to which the Preferred Stock was sold to Wakefern provides that Messrs. Joseph J. Saker and Richard J. Saker, each a director and executive officer of the Company, both have an option at any time before an applicable redemption date to purchase all, but not less than all, of the then outstanding shares of Preferred Stock at the par value thereof plus accrued and unpaid dividends. Messrs. Joseph J. Saker and Richard J. Saker have agreed with the Company that they will not exercise such right except with the approval of the Board of Directors of the Company and will not convert any shares of the Preferred Stock so acquired into Common Stock except with the approval of a majority of the independent directors of the Company. The Company knows of no other contractual arrangements which may at a subsequent date result in a change in control of the Company.

The Company and Wakefern have agreed to amend certain provisions of the Preferred Stock to (a) extend the date after which Wakefern shall be entitled to convert the Preferred Stock to Common Stock from March 31, 1996 to March 31, 1997; and (b) defer the 2% increase in the dividend rate effective March 1996 to March 1997. The Company intends to pay dividends in arrears of $457,000 in connection with the amendment and as a result of the amendment does not expect to redeem the Preferred Stock in fiscal 1996.

================================================================================
NOMINEES AS
DIRECTORS
OF THE COMPANY

It is intended that the shares of the Company's Common Stock represented by proxies solicited hereby will be voted for the four nominees listed below. If for any reason any of the said nominees should be unable or unwilling to serve, which is not now anticipated, the proxies will be voted for a substitute nominee who will be designated by the Board of Directors. The Directors will be elected to hold office until the next annual meeting and until their respective successors are duly elected and qualified.


                                                                                       Year First
                                                                                        Elected a
                   Name and Age                         Principal Occupation            Director
                   ------------                      -------------------------          ---------
Joseph J. Saker (67).............................    Chairman of the Board and            1958
                                                      President of the Company
Richard J. Saker (44)............................    Executive Vice President -           1987
                                                      Operations and Secretary
                                                      of the Company
Charles T. Parton (54)...........................    Executive Vice President             1995
                                                      and Treasurer-The Parton
                                                      Corporation
Albert A. Zager, Esquire (47)....................    Partner-Carton, Witt,                1995
                                                      Arvanitis & Bariscillo,
                                                      Attorneys


Mr. Joseph J. Saker has been President of the Company since its incorporation in 1958 and Chairman since 1971. In addition to his responsibilities with the Company, he serves on the Board of Governors of the Food Marketing Educational Foundation of St. Joseph's University (Philadelphia); is a member of the Board of Directors of Wakefern Food Corporation, and is active in other community affairs.

Mr. Richard J. Saker, a graduate of St. Joseph's University, has been employed by the Company since 1969, and has served as Senior Vice President - Operations from 1984 until 1995 at which time he assumed the position of Executive Vice President of Operations. He is the son of Joseph J. Saker.

Mr. Parton has been a financial executive, consultant and Certified Financial Planner for the last five years. He is the Executive Director of Jersey Shore Medical Center Foundation. He is also a Director of Kuehne Chemical Co., Inc. (chlorine and caustic soda products), and a Director of Concorde Science & Technology, Inc., import brokers.

Mr. Zager has been a member of Carton, Witt, Arvanitis & Bariscillo since 1977. He is President of the Board of Directors of the Center for Holocaust Studies of Brookdale College and General Counsel for Jersey Shore Medical Center, Inc.

                  FOODARAMA SUPERMARKETS, INC. AND SUBSIDIARIES
================================================================================
DIRECTORS MEETINGS
AND COMMITTEES

The Company held five meetings of its Board of Directors during the fiscal year ended October 28, 1995. (Joseph J. Saker, attended all but one of such meetings of the Board of Directors.)

The Board of Directors of the Company has appointed Executive, Audit and Stock Option Committees. The Board of Directors performs the functions of a board compensation committee. The Executive Committee, which consists of Messrs. Joseph J. Saker and Richard J. Saker, generally holds weekly meetings. The Audit and Stock Option Committees both consist of Messrs. Parton and Zager. The Audit Committee is responsible for recommending a firm of independent auditors for the Company each year and reviews the results of the annual audit with the auditors. During the fiscal year ended October 28, 1995, the Audit Committee held one meeting and there were no meetings of the Stock Option Committee.

================================================================================
EXECUTIVE OFFICERS
OF THE COMPANY

The executive officers of the Company are as set forth below:


                     Name                           Age          Capacities in Which Served
                     ----                           ---          --------------------------
Joseph J. Saker (1)...........................      67      Chairman of the Board and President
Richard J. Saker (1)..........................      44      Executive Vice President - Operations,
                                                             and Secretary
Michael Shapiro (2)...........................      54      Senior Vice President, Chief Financial
                                                             Officer and Treasurer
Emory A. Altobelli (3)........................      55      Senior Vice President - Corporate
                                                             Subsidiaries and Services
Carl L. Montanaro (4).........................      54      Senior Vice President - Sales and
                                                             Merchandising
Robert V. Spires (5) .........................      42      Senior Vice President - Human
                                                             Resources and Labor Relations
Joseph C. Troilo (6) .........................      62      Senior Vice President - Financial
                                                             Administration, Assistant Secretary
                                                             and Assistant Treasurer

- -----------------
(1)  See Nominees as Directors of the Company.

(2) Mr. Shapiro joined the Company on August 15, 1994 as Senior Vice President, Chief Financial Officer and Treasurer. Prior to that he was Vice President, Finance and Operations of Apex One, Inc. from January 1992 to April 1994. From August 1989 to January 1992 he was Vice President Finance of Fidelity Land Development Corporation.

(3) Mr. Altobelli has served as Senior Vice President - Corporate Subsidiaries and Services since June 21, 1995. Prior to such date he served as Senior Vice President - Administration since June 1990.

(4) Mr. Montanaro was promoted to Senior Vice President on June 21, 1995. From March 1988 to such date he served as Vice President of Sales and Merchandising.

(5) Mr. Spires was promoted to Senior Vice President on June 21, 1995. From August 1991 to such date, he served as Vice President of Human Resources and Labor Relations.

(6) Mr. Troilo has served as Senior Vice President - Financial Administration since August 1994. From 1974 to such date, he served as Senior Vice President - Finance.

================================================================================
EXECUTIVE
COMPENSATION

The aggregate compensation paid or accrued by the Company during the last three fiscal years ended October 30, 1993, October 29, 1994 and October 28, 1995, to the Chief Executive Officer of the Company and to the four most highly compensated executive officers (other than the Chief Executive Officer) whose compensation in salary and bonus exceeded $100,000 in the last fiscal year is set forth in the following table.

                                        Summary Compensation Table
                                        --------------------------
                                                      Annual Compensation
                                                      -------------------          All Other
Name and Principal Position                        Year    Salary      Bonus      Compensation
- -----------------------------------------------------------------------------------------------
Joseph J. Saker................................    1995   $224,900  $45,000 (1)   $ 54,500 (2)
  President and Chief Executive Officer            1994    159,893                  25,800 (2)
                                                   1993    154,544                  23,300 (2)
Richard J. Saker...............................    1995    227,453   40,000 (1)    176,000 (2)
  Executive Vice President,                        1994    137,850                 103,400 (2)
  Chief Operating Officer and Secretary            1993    132,444                 103,300 (2)
Michael Shapiro................................    1995    144,977                      --
  Senior Vice President, Chief Financial Officer   1994     30,672                      --
  and Treasurer                                    1993        --                       --
Carl L. Montanaro..............................    1995    117,388                   1,400 (2)
  Senior Vice President -                          1994     96,986                  17,100 (2)
  Sales and Merchandising                          1993     98,504                  14,000 (2)
Emory A. Altobelli.............................    1995    115,328                  21,600 (2)
  Senior Vice President -                          1994    109,836                  34,500 (2)
  Corporate Subsidiaries and Services              1993    105,877                  33,100 (2)


(1) Bonuses of $45,000 and $40,000 were paid to Joseph J. Saker and Richard J. Saker, respectively, pursuant to a fiscal 1995 bonus program adopted by the Board of Directors of the Company on May 30, 1995 for the Company's President and Chief Executive Officer and Executive Vice President and Chief Operating Officer (the "Bonus Program"). Under the Bonus Program, Joseph J. Saker and Richard J. Saker were awarded $22,500 and $20,000, respectively, contemporaneously with the Board's adoption of the Bonus Program in recognition of their efforts in connection with the Company's refinancing of its outstanding institutional indebtedness in February, 1995. The remaining bonus amounts of $22,500 and $20,000 were earned based upon the achievement of certain corporate goals specified in the Bonus Program.

(2) The amount set forth in this column represents compensation accrued for, but not paid to, the applicable named executive officer under the Company's Deferred Compensation Plan, which was approved by the Board of Directors on January 17, 1989. This Plan covers five executive officers and other key employees and is intended to supplement the Company's Pension Plan. Amounts payable under the Deferred Compensation Plan are not payable until the earlier of the death or retirement of the covered employee. The Company anticipates paying for benefits as they become due out of current operating income, but expects over the long term that such payments will be recouped out of proceeds of life insurance purchased by the Company on the lives of the Deferred Compensation Plan's beneficiaries. The current annual premiums for all employees covered by this plan are approximately $50,000.

     Amounts payable at retirement under the Deferred Compensation Plan range from 40% to 50% of the employee's highest average salary, together with bonuses over a five-year period less primary Social Security and pension plan benefits, and are payable until death, but for a minimum of 120 months.

     The Deferred Compensation Plan provides for a pre-retirement death benefit of one-half the amount payable upon retirement, actuarially computed, payable to the employee's beneficiary over 120 months. If the employee dies after retirement, such employee's beneficiary will receive the same benefit the employee would have received if the employee had lived for 120 months.

                 FOODARAMA SUPERMARKETS, INC. AND SUBSIDIARIES
================================================================================
PENSION PLAN

The Company maintains a defined benefit pension plan for eligible employees. Full vesting occurs after five years of service. Benefits upon retirement prior to age 65 are reduced actuarially. Benefits under the plan are determined by a formula equal to .6% times the highest five consecutive year average of the regular or base salary of a participant together with bonuses and other compensation times the total years of service. The following sets forth the estimated annual benefits payable upon normal retirement at age 65.

                                        Years of Service
                          ------------------------------------------------------
Remuneration              15         20        25         30         35
- --------------------------------------------------------------------------------
$100,000..............  $ 7,500    $10,000   $12,500    $15,000    $17,500
 125,000..............    9,375     12,500    15,625     18,750     21,875
 150,000..............   11,250     15,000    18,750     22,500     26,250
 175,000..............   13,125     17,500    21,875     26,250     30,625
 200,000..............   15,000     20,000    25,000     30,000     35,000
 225,000..............   16,875     22,500    28,125     33,750     39,375
 250,000..............   18,750     25,000    31,250     37,500     43,750
 275,000..............   20,625     27,500    34,375     41,250     48,125
 300,000..............   22,500     30,000    37,500     45,000     52,500

For purposes of vesting benefits under the Pension Plan, the Company has credited Joseph J. Saker with 37 years of service; Richard J. Saker with 21 years of service; Michael Shapiro with 1 year of service; Emory A. Altobelli with 12 years of service; and Carl L. Montanaro with 33 years of service.

Mr. Joseph Saker received a lump sum distribution of $403,878 in January 1995, representing the amount of his vested interest in the Pension Plan.

================================================================================
DIRECTORS COMPENSATION

All non-employee directors receive, in addition to reimbursement for their reasonable expenses associated with attendance at Board Meetings, an annual retainer fee of $7,500 payable quarterly in advance, and a participation fee of $1,000 for each meeting of the Board attended. All non-employee members of the Audit Committee receive, in addition to reimbursement for their reasonable expenses associated with attendance at Audit Committee Meetings, a fee of $1,000 for each Audit Committee meeting attended if held on a day other than a day on which a Board meeting is held. All non-employee members of the Stock Option Committee receive, in addition to reimbursement for their reasonable expenses associated with attendance at Stock Option Committee Meetings, a fee of $500 for each Stock Option Committee meeting attended if held on a day other than a day on which a Board Meeting is held.

The Company paid a total of $15,500 during the fiscal year ended October 28, 1995 to directors who are not employees of the Company.

================================================================================
COMPLIANCE WITH
REPORTING
REQUIREMENTS

The Company believes that, during the fiscal year ended October 28, 1995, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended, applicable to its officers, directors and greater than ten percent beneficial owners were complied with on a timely basis, except that Messrs. Joseph J. Saker and Richard J. Saker failed to timely file reports, as to their respective interest as Trustees, in shares held by the Company's Defined Benefit Pension Plans.

================================================================================
COMPENSATION
COMMITTEE
INTERLOCKS AND
INSIDER
PARTICIPATION
IN COMPENSATION
DECISIONS

For the fiscal year ended October 28, 1995, the Board of Directors performed the functions of a board compensation committee. Executive Officers who served on the Board of Directors were Mr. Joseph J. Saker, Chairman of the Board, President and Chief Executive Officer, and Mr. Richard J. Saker, Executive Vice President, Chief Operating Officer, and Secretary.

================================================================================
COMPENSATION
REPORT OF THE
BOARD OF
DIRECTORS

The Board of Directors has acted as a Compensation Committee of the Board and has acted upon the compensation paid to the Company's Chairman, President and Chief Executive Officer and its Executive Vice President and Chief Operating Officer. After evaluation of several factors, including compensation paid for like positions in comparable companies and the minimal level of salary increases for these positions over several years, the independent members of the Board of Directors approved an increase in the salary paid to each of Mr. Joseph K. Saker, President and Chief Executive Officer of the Company, and Mr. Richard J. Saker, Executive Vice President and Chief Operating Officer of the Company, in fiscal 1995. See "Executive Compensation--Summary Compensation Table." The independent members of the Board of Directors believe that the compensation paid to these executive officers was below that for like positions in comparable companies. In addition, the independent members of the Board approved the Bonus Program for fiscal 1995 for Mr. Joseph J. Saker and Mr. Richard Saker. The corporate goals established for the 1995 Bonus Program were designed to reward improvements in the Company's financial condition, which was considered by the Board to be in the best interests of the shareholders. See "Executive Compensation--Summary Compensation Table."

                  FOODARAMA SUPERMARKETS, INC. AND SUBSIDIARIES
================================================================================
PERFORMANCE
ANALYSIS

Set forth below is a line graph comparing the cumulative total return of the Company, the AMEX Market Value Index and the AMEX Market Value Retail Index for the five years commencing November 3, 1990 and ended October 28, 1995.


[THE FOLLOWING DATA WAS REPRESENTED AS A LINE GRAPH IN THE PRINTED MATERIAL]


     Date           Foodarama           Amex Market         Amex Market Retail
     ----           ---------           -----------         ------------------
     1990             100                   100                     100
     1991              78                   134                     155
     1992              58                   133                     128
     1993              53                   167                     162
     1994              52                   159                     149
     1995              53                   181                     166

================================================================================
CERTAIN
TRANSACTIONS

(a)  Certain Business Relationships and Related Party Transactions

As required by the By-Laws of Wakefern, a retailer-owned food distribution corporation which provides purchasing, warehousing and distribution services to the Company as well as other retail supermarket chains, the obligations owed by the Company to Wakefern are personally guaranteed by Joseph J. Saker and Richard Saker. As of March 9, 1996 the Company was indebted to Wakefern in the amount of approximately $14,800,000 for current charges in the ordinary course of business. Wakefern presently requires each of its shareholders to invest up to $450,000 in Wakefern's non-voting capital stock for each store operated by it, computed in accordance with a formula based on the volume of such store's purchases from Wakefern.

As of October 28, 1995, the Company had an 11% investment in Wakefern of $7,527,000. As a shareholder member of Wakefern, the Company earns a share of an annual Wakefern patronage dividend. The dividend is based on the distribution of operating profits on a pro rata basis in proportion to the dollar volume of business transacted by each member with Wakefern during each fiscal year.

As of October 29, 1994, the Company was indebted in connection with an investment in Wakefern and a Wakefern affiliate. The debt of $939,750 was non-interest bearing and payable in scheduled installments over a period of up to four years. The debt due Wakefern was fully repaid on May 23, 1995 from part of the proceeds from the sale by the Company of the two operating Pennsylvania stores. Additional information with respect to the Company's relationship with Wakefern is contained in the Company's 1995 Annual Report on Form 10-K and in the notes to the Company's 1995 financial statements.

The Company also has an investment in Insure-Rite, Ltd., another company affiliated with Wakefern, which was $788,000 at October 28, 1995 and October 29, 1994. Insure-Rite, Ltd. provides the Company with its general liability and property insurance coverage. The Company paid $2,875,000 for such insurance coverage in fiscal 1995 and believes that such amount is comparable the amount that would be charged by a similarly situated unaffiliated general liability and property insurer.

The Company leases from Joseph J. Saker, the President of the Company, and his wife, doing business as Saker Enterprises, a 56,000 square foot supermarket in Freehold, New Jersey, under a lease terminating in 2003. The Company also leases from Saker Enterprises a 5,400 square foot garden center building and 5,000 square feet of yard area on a month to month basis and 9,000 square feet of space for its liquor store under a lease expiring December 31, 2003, both of which are located in the same shopping center as the supermarket. During the fiscal year ended October 28, 1995, aggregate amounts for rent (including taxes and insurance) of $496,000, $42,000 and $121,000 were paid by the Company to Saker Enterprises for the supermarket, garden center and liquor store, respectively.

The Company believes that the terms of the foregoing transactions are comparable to those available for non-affiliated persons in the respective localities.

See "Securities Owned by Management" for information with respect to the sale of Preferred Stock to Wakefern Food Corporation and certain options granted to Joseph J. Saker and Richard J. Saker with respect thereto.

(b)  Indebtedness of Management

Joseph J. Saker, President of the Company, and doing business as Saker Enterprises, is indebted to the Company for advances made for construction on the South Freehold shopping center and other advances, which in total aggregated $791,057 as of October 28, 1995 including accrued interest at 9% per annum through October 28, 1995. The debt is evidenced by notes payable in twelve equal quarterly installments of $75,466 commencing July 1, 1996 which payments include interest at 9% per annum.

                  FOODARAMA SUPERMARKETS, INC. AND SUBSIDIARIES
================================================================================
INDEPENDENT
CERTIFIED PUBLIC
ACCOUNTANTS

The firm of Deloitte & Touche, Independent Certified Public Accountants, was retained as auditors to the Company for the year ended October 28, 1995, as recommended by the Audit Committee. The selection of the independent public accountants for the Company is made by the Board of Directors. A representative of Deloitte & Touche will be present at the meeting to make a statement, if desired, and to respond to appropriate questions.

================================================================================
ANNUAL REPORT

The Company's Annual Report to shareholders for the fiscal year ended October 28, 1995, including financial statements, which Annual Report is not part of this proxy solicitation material, is being mailed to shareholders with the proxy solicitation. On written request, the Company will provide without charge to each record or beneficial holder of the Company's Common Stock, a copy of the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the fiscal year ended October 28, 1995. Requests should be addressed to Mr. Joseph C. Troilo, Senior Vice President-Financial Administration, Foodarama Supermarkets, Inc., 922 Highway 33, Building 6, Suite 1, Freehold, New Jersey 07728.

================================================================================
OTHER BUSINESS

Management is not aware at this time of any other matters to be presented for action. If however, any other matters properly come before the Annual Meeting, unless otherwise directed, the persons named on the proxy intend to vote in accordance with their judgment on the matters presented.

================================================================================
PROXY
SOLICITATION

The cost of solicitation of proxies will be borne by the Company. Such solicitation will be made by mail and may also be made by the Company's directors, officers, or regular employees personally or by telephone or telegraph. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners of shares and will be reimbursed by the Company for their reasonable expenses. The Company does not expect to pay any compensation to third parties for the solicitation of proxies, unless such solicitation has been requested by the Company.

================================================================================
SHAREHOLDER
PROPOSALS

A shareholder of the Company who wishes to present a proposal for action at the Company's 1997 annual meeting of shareholders must submit such proposal to the Company and such proposal must be received by the Company by December 20, 1996.



                                         By Order of the Board of Directors,


                                      /S/RICHARD J. SAKER
Howell, New Jersey                       Richard J. Saker,
April 9, 1996                            Secretary


12